Exhibit 10.1

TENANCY AGREEMENT

PARTIES:	This agreement is entered into by and between ADMINISTRATIVE ASSIST as Landlord, and EARLY DETECT , as Tenant.

PREMISES:	Landlord hereby provides and Tenant hereby rents the following suite(s) located at 2082 Michelson Drive, Irvine; California:
212 "A"

AMOUNT OF RENT:
Rent for said suite(s) is as follows:   One Thousand Nine Hundred and no/100 Dollars     ($1,900.00)   , payable on the first day of each month, commencing on         June 1 , 2006       . Said rent is subject to change upon receipt of thirty (30) days written notice after the initial fixed term has expired.

DEPOSITS:
Tenant shall pay in advance the first month's rent plus a security deposit equal to the first month's rent, refundable thirty (30) days after the Tenant has vacated the premises, less any unpaid amounts due to Landlord hereunder, and any costs which Landlord incurs in restoring the premises to its original condition.

*Security Deposit for Suite 212 "T" in the amount of $725 retained and applied to balance of security deposit for Suite 212 "A".

TERM:	This Tenancy Agreement shall be for a period of one (1) month from 6/1/06 to 6/30/06 and on a month-to-month basis thereafter.

TERMINATION:	Tenancy under this Agreement is subject to termination, by either party, upon receipt of thirty (30) days written notice to the other party at any time after the end of the initial term.

USE:	Tenant shall use the Premises for general office purposes and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord.

Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents or cause cancellation of any insurance policy covering said Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the premises which will in any way obstruct or interfere with the rights of other Tenants or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer to be committed, any waste in or upon the Premises. Tenant shall not allow any hazardous materials or controlled substances to be placed, used, or maintained upon the premises.

POSSESSION:
Occupancy of the Premises by Tenant is subject to the acceptance and approval by the Landlord of Tenant's completed credit application. if Landlord, for any reason whatsoever, cannot deliver possession of the said Premises to Tenant at the commencement of the term hereof, this Agreement shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the above term be in any way extended, but in such event, all rent shall be abated during the period between the commencement of said term and the time when Landlord delivers possession.

In the event that Landlord shall permit Tenant to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all the provisions of the Agreement. Said early possession shall not advance the termination date herein above provided.

COMPLIANCE WITH LAW:
Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgement of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of that fact as between the Landlord and Tenant.

ASSIGNMENT & SUBLETTING:
Tenant shall not either voluntarily or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Agreement or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the employees and invitees of Tenant excepted) to occupy or use the said Premises, or any portion thereof, without the written consent of the Landlord first hand and obtained, which consent shall not be unreasonably withheld. A consent to one assignment, subletting, occupation or use by another person shall not constitute consent to any other assignment, subletting occupation or use. Any such assignment, subletting, occupation or use without Landlord's prior written consent shall, at the option of the Landlord, constitute a default under this Agreement, and Landlord may thereupon terminate this Agreement forthwith.

HOLD HARMLESS:
Tenant shall indemnify and hold Landlord harmless against and from any and all claims arising from Tenant's use of the Premises for the conduct of its business or from any activity, work, or other thing done, permitted or suffered by the Tenant in or about the Building, and shall further indemnify and hold Landlord harmless against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Agreement or arising from any act or negligence of the Tenant, or any officer, agent, employee, guest, or invitees of Tenant, and from and against all costs, attorney's fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and if any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel consideration to the Landlord hereunder assumes all risk of damage to property or injury to person, in, upon or about the Premises, from any cause other than Landlord's negligence, and Tenant hereby waives all claims in respect thereof against Landlord.

Landlord or its agents shall not be liable for any damage to property entrusted to employees of the Building, nor for loss or damage to any property by theft or otherwise, nor for any injury to or damage to persons or property resulting from fire, exploding, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to the negligence of landlord, its agents, servants, or employees. Landlord, or its agents shall not be liable for loss of business by Tenant, as a result of loss of power or mechanical breakdowns within the building, nor shall Landlord be liable for any latent defect in the Premises or it the Building. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or defects therein or in the fixtures or equipment.

INSURANCE:
Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Agreement a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. The limit of said insurance shall not, however, limit the liability of the Tenant hereunder, Tenant may carry said insurance under a blanket policy providing, however, said insurance by Tenant shall have a Landlord's protective liability endorsement attached thereto. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. insurance required hereunder shall be in companies rated A+, AAA or better in "Best Insurance Guide". Tenant shall further obtain and keep in force persona property insurance on Tenant's furniture and equipment in an amount equal to the replacement value thereof.

ATTORNEY'S FEES:
In the event of any action or proceeding is brought by either party against the other under this Agreement the prevailing party shall be entitled to recover all costs and expense including the fees of its attorneys in such amount as the court may adjust reasonable as attorney's fees.

UTILITIES:
Tenant shall not use any apparatus or device in the Premises, including, but without limiting thereto, copiers, space heaters, microwave ovens, refrigerators and water coolers/heaters, which may in any way increase the amount of electricity usually furnished or supplied for the use of the Premises as general office space; nor connect with electrical current except through existin[g] electrical outlets in the Premises, any apparatus or device, for the purpose of using electric current.

RULES & REGULATIONS:
Tenant shall faithfully observe and comply with the Rules and Regulations that Landlord shall from time to time promulgate, which rules shall be binding upon Tenant upon delivery of a copy of them t Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any said rules by any other Tenants or occupants.

BUILDING SECURITY:
Tenant shall maintain the security of the building after working hours, on weekends and holidays. No Tenant nor Tenant employees shall cause the Premises to be left unlocked at any time after working hours, weekends or holidays, including all office doors, suite entrance and building doors.

PARKING:
Parking in the building lot will be restricted for Tenant and Tenant employees' usage to one parking space for every 100 square feet of office space leased, Should Tenant's employees number more than the total number of parking spaces allotted as per the above formula, off-premise parking arrangements should be assigned at Tenant's expense.

CHAIR MATS:	Chair mats are required to be used under all caster chairs in order to protect the carpet.

LATE CHARGES:
If any installment of rent or other sums due hereunder from Tenant shall not be received by Landlord within fifteen (15) days after the date of the billing statement from Landlord, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. Acceptance of such late charges by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

FINDERS FEE:
Tenant agrees to pay to Landlord a twenty five (25%) finder's fee based upon annual salary, for any personnel of Administrative Assist hired by the Tenant during or within thirty (30) days after termination of their employment with Administrative Assist.

AMENITIES:	In conjunction with Tenant's occupancy of the premises Tenants shall have the right to utilize the following amenities:

(a) Reception Area
(b) Conference Room Usage (Seats 10)
(c) Kitchen Area, Including Refrigerator
(d) All Utilities, Except Telephone Lines and Instruments
(e) Daily Janitorial Services
(f) Free Parking (as here and above outlines)

COURTESY SERVICES:
So long as Tenant is not in default hereunder; Landlord shall provide the following services to Tenant without charge, subject to revocation by Landlord upon five (5) days notice if Tenant becomes in default of this Agreement in any manner:

(a) Receptionist Service
(b) Telephone answering 8:30 a.m. to 5:00 p.m., Monday through Friday.
(c) Refreshments (coffee, tea, purified water)

PAID SERVICES:
So long Tenant is not in default hereunder, Landlord shall provide access for Tenant to the following equipment and services, for which additional charges shall be made, subject to revocation by Landlord without notice if Tenant becomes in default of the Agreement in any manner:

(a) Telephone instruments and intercom lines
(b) Copy machines
(c) Fax transmittals and receipts
(d) Postal meter
(e) Shipping services (UPS, Federal Express, etc.)
(f) Daily mail dispatch

(g) Office supplies
(h) Administrative Assist support personnel which provide:
(i) Secretarial services (word processing, typing transcription)
(ii) Administrative Support (filing, copying, posting, mailings, phone work, travel arrangements, etc.)
(iii) Accounting and computer services

REMEDIES:
If Tenant fails to pay the rent due hereunder, or if Tenant becomes in breach of any of the other provisions of this Agreement, Landlord may at Landlord's option (a) Terminate Tenant's right to possession of the premises by any lawful means and obtain a judgement for rent and other damages as provided for in code of Civil Procedures Section 1951.2, or (b) Continue Tenant's right to possession in effect and recover the rent as it becomes due, as due, as provided for in Civil Code Section 1951.4, or (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of California.

MAXIMUM OCCUPANCY:
Tenants shall not allow the premises to be occupied by more than five (5) persons. The rent provided for hereinabove shall be increased in the amount of $50.00 per person per month for each occupant of the premises in excess of this stated number of persons.

SPECIAL PROVISIONS:

This Agreement is made and entered into at Irvine, California, by and between the following parties:

LANDLORD:	TENANT:

ADMINISTRATIVE ASSIST	EARLY DETECT

By: /s/ Cathy Musch	By: /s/ Charles A. Strongo
CATHY MUSCH, Manager
Title: CEO/Chairman

Date: 5/25/06	Date: 5-24-06